Exhibit 99.1

ATI Physical Therapy Closes Business Combination and Will Begin Trading on the New York Stock Exchange

BOLINGBROOK, IL – June 17, 2021 – ATI Physical Therapy, Inc. (“ATI” or the “Company”), a portfolio company of Advent International (“Advent”) and one of the nation’s largest providers of outpatient physical therapy services, has completed its business combination with Fortress Value Acquisition Corp. II (“FVAC II”) (NYSE: FAII), a special purpose acquisition company.

The transaction, which was approved on June 15, 2021 by FVAC II’s shareholders, further positions ATI to lead the rapidly growing physical therapy industry, with an emphasis on delivering predictable outcomes for patients with musculoskeletal (MSK) issues. Beginning June 17, 2021, the Company will operate as “ATI Physical Therapy, Inc.,” and ATI’s shares of Class A common stock will trade on the New York Stock Exchange (“NYSE”) under the symbol “ATIP.”

“This marks an important milestone for our company, as we build on our accomplishments and seek to accelerate our innovative approach and reach in the growing and critically important physical therapy market,” said Labeed Diab, Chief Executive Officer of ATI Physical Therapy. “As the largest independent outpatient physical therapy provider in the United States, ATI is known for delivering exceptional customer service and optimized outcomes. ATI is truly grateful that we have team members committed and dedicated to the success of our patients and the organization. Our focus will continue to be providing these professionals the clinical support, training and technology they need to ensure we remain at the forefront of our industry and surpass the expectations of our patients.”

“We are thrilled to be a part of ATI’s next phase of growth and innovation as the clear leader in a $22 billion outpatient physical therapy market,” said Fortress Managing Partner Drew McKnight. “ATI’s experienced leadership team and over 5,000 employees nationwide have established the Company as a provider of choice for patients and a driver of cost-savings and efficiencies in an overburdened healthcare ecosystem. We believe the Company is extremely well positioned to build on its record of disciplined growth and industry-leading profitability in what is still a highly fragmented sector.”

In connection with the transaction, ATI paid off the aggregate outstanding indebtedness under the Second Lien Credit Agreement with, among others, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, that was entered into on May 10, 2016 and re-paid a portion of the aggregate outstanding indebtedness under the First Lien Credit Agreement with, among others, the lenders party thereto and Barclays Bank PLC, as administrative agent, that was entered into on May 10, 2016 resulting in outstanding gross debt of $561.2 million after the prepayments. Pro forma net debt equals gross debt of $561.2 million less cash and cash equivalents of $97.7 million as of March 31, 2021, or $463.5 million. With trailing twelve months Adjusted EBITDA1 of $134.3 million as of March 31, 2021, this results in a net debt leverage ratio of 3.5x.

ATI owns and operates nearly 900 physical therapy clinics across 24 states. The Company operates its business based on data and analytics, augmented by a relentless focus on delivering exceptional patient outcomes that exceed industry benchmarks. In partnership with Advent, ATI’s technology and operational investments have enabled the Company to grow its clinic footprint by 50 percent while consistently putting patient care first and further enhancing its clinician-centric culture. Since its first clinic, excellence in customer service to patients, providers and payor customers remains a hallmark of the organization, which is reflected in its consistent NPS score above 75.

ATI’s highly experienced management team, led by CEO Labeed Diab, CFO Joe Jordan and COO Ray Wahl, will continue to lead the business. In addition, the Company’s Board of Directors is comprised of advisors with extensive backgrounds leading and nurturing fast-growing healthcare businesses and well-respected consumer brands. Advent will remain ATI’s largest stockholder.

[1]	Adjusted EBITDA is a non-GAAP measure. See Reconciliation of GAAP to Non-GAAP Financial Measures.

Deutsche Bank Securities and BofA Securities served as joint financial advisors to FVAC II. Barclays, Citi, Deutsche Bank Securities, and BofA Securities served as placement agents to FVAC II. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to FVAC II. Barclays and Citi acted as joint financial advisors and capital markets advisors to ATI. Weil, Gotshal & Manges LLP served as legal counsel to ATI.

ATI Physical Therapy, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)

(unaudited)

Twelve Months Ended
March 31, 2021
Net income (loss)	($10,010)
Plus (minus):
Net income attributable to non-controlling interests	(5,052)
Interest expense, net	67,520
Interest expense on redeemable preferred stock	19,962
Income tax (benefit) expense	(6,658)
Depreciation and amortization expense	39,334

EBITDA	105,096
Business optimization costs (1)	7,980
Reorganization and severance costs (2)	6,732
Transaction and integration costs (3)	6,840
Charges related to lease terminations (4)	4,253
Share-based compensation	1,947
Pre-opening de novo costs (5)	1,404

Adjusted EBITDA (Non-GAAP measure)	$134,252

(1)

Represents non-recurring costs to optimize our platform and Company transformative initiatives. Costs primarily related to duplicate costs driven by IT and RCM conversions, labor related costs during the transition of key positions and other incremental costs driving optimization initiatives.

(2)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(3)	Represents costs related to the Business Combination, acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.
(4)	Represents charges related to lease terminations prior to the end of term for corporate facilities no longer in use.
(5)	Represents renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.

About ATI Physical Therapy

At ATI Physical Therapy, we are passionate about potential. Every day, we restore it in our patients and activate it in our team members in close to 900 locations across the U.S. With proven results from more than 2.5 million unique patient cases tracked in its EMR database, ATI is leading the industry by setting best practice standards that deliver predictable outcomes for our patients with MSK issues. ATI’s offerings span the healthcare spectrum for MSK-related issues. From preventative services in the workplace and athletic training support to home health, outpatient clinical services and online physical therapy via its CONNECT™ platform, a complete list of our service offerings can be found at ATIpt.com. Category: Corporate Transactions

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in over 370 private equity investments across 41 countries, and as of December 31, 2020, had $76 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 240 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; health care; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies.

For more information, visit

Website: www.adventinternational.com

LinkedIn: www.linkedin.com/company/advent-international

About Fortress Value Acquisition Corp. II

FVAC II is a $345 million Special Purpose Acquisition Company sponsored by Fortress Credit and traded on the New York Stock Exchange under the ticker FAII. Fortress Credit is a business of Fortress Investment Group LLC (“Fortress”).

Fortress is a leading, highly diversified global investment manager. Founded in 1998, Fortress manages $53.1 billion of assets under management as of March 31, 2021, on behalf of approximately 1,800 institutional clients and private investors worldwide across a range of credit and real estate, private equity and permanent capital investment strategies.

Forward-Looking Statements

All statements other than statements of historical facts contained in this communication are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates of financial and performance metrics and market opportunity. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of ATI’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of ATI. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the ability to maintain the listing of the Company’s securities on NYSE; (iii) the ability of the Company to realize the anticipated benefits of the business combination; (iv) risks relating to the uncertainty of the projected financial information with respect to ATI and costs related to the business combination; (v) risks related to the rollout of ATI’s business strategy and the timing of expected business milestones; (vi) the effects of competition on ATI’s future business and the ability of ATI to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vii) the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers, following the announcement of the business combination; (viii) the ability of the Company to issue equity or equity-linked securities or obtain debt financing in the future; (ix) risks related to political and macroeconomic uncertainty; (x) the impact of the global COVID-19 pandemic on any of the foregoing risks; and (xi) those factors discussed in FVAC II’s definitive proxy statement relating to the business combination filed with the SEC on May 14, 2021 under the heading “Risk Factors,” and other documents filed by FVAC II or ATI , or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ATI does not presently know or that ATI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements in this communication reflect ATI’s expectations, plans or forecasts of future events and views as of the date of this communication. ATI anticipates that subsequent events and developments will cause ATI’s assessments with respect to these forward-looking statements to change. However, while ATI may elect to update these forward-looking statements at some point in the future, ATI specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing ATI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Investor Relations

Joanne Fong

SVP, Treasurer and Head of Investor Relations

ATI Physical Therapy

630-296-2223 ext. 7131

investors@atipt.com

Bob East / Kevin Ellich / Jordan Kohnstam

Westwicke/ICR

ATIIR@westwicke.com

Media

Clifton O’Neal

Director, Corporate Communications

ATI Physical Therapy

630-296-2223 ext. 7993

Clifton.Oneal@atipt.com

Sean Leous

Westwicke/ICR

646-866-4012

Sean.Leous@westwicke.com